UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2016, Ian K. Loring resigned as a member of the Board of Directors of iHeartCommunications, Inc. (the “Company”). Pursuant to the Company’s Seventh Amended and Restated By-laws, on July 20, 2016 the Board of Directors of the Company appointed Jonathan Belitsos as a member of the Company’s Board of Directors to fill the vacancy created by Mr. Loring’s resignation.

John Belitsos is a Principal at Bain Capital Private Equity, LP (“Bain Capital”). Prior to joining Bain Capital in 2005, Mr. Belitsos worked at Goldman Sachs where he focused primarily on mergers and acquisitions for companies in the technology, media, and telecommunications industries. Before joining Goldman Sachs, Mr. Belitsos worked in investment banking at Deutsche Bank with a focus on leveraged finance. Mr. Belitsos also serves on the board of directors of D&M Holdings, Inc. Mr. Belitsos holds an A.B. in Economics from Harvard College and an M.B.A. from Harvard Business School.

Mr. Belitsos will not receive any compensation for his service on the Company’s Board of Directors. He will receive the same form of Indemnification Agreement as all other members of the Company’s Board of Directors, which form was filed as Exhibit 10.26 to iHM’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008. At this time, the Board of Directors does not intend to appoint Mr. Belitsos as a member of any of the committees of the Board of Directors.

Entities controlled by Bain Capital and Thomas H. Lee Partners, L.P. and their respective affiliates (collectively, the “Sponsors”) collectively own all of the outstanding shares of Class B common stock and Class C common stock of iHM. These shares represent in the aggregate approximately 66% (whether measured by voting power or economic interest) of the equity of iHM. In addition, seven of the Company’s directors (including Mr. Belitsos) are affiliated with the Sponsors and all of the Company’s directors are members of the board of directors of iHM.

In connection with the 2008 merger pursuant to which iHM acquired the Company, iHM and its subsidiaries entered into a number of agreements with the Sponsors and certain of their affiliates, including (1) a management agreement pursuant to which the Sponsors provide management and financial advisory services to iHM and its wholly owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus reimbursable expenses, (2) a stockholders agreement relating to voting in elections to the board of directors of iHM and the transfer of certain shares and (3) an affiliate transactions agreement with respect to the entry into certain transactions between iHM or its subsidiaries, on the one hand, and the Sponsors or their respective affiliates, on the other hand. In addition, as a result of the worldwide reach and the nature of the business of iHM and the breadth of investments by the Sponsors, it is not unusual for iHM and its subsidiaries to engage in ordinary course of business commercial transactions with entities in which one or both of the Sponsors directly or indirectly owns a greater than 10% equity interest. A description of these agreements and commercial transactions is contained in iHM’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 13, 2016, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: July 22, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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